Third Quarter 2021 Financial Results Encore Capital Group, Inc. November 3, 2021 Exhibit 99.1

Encore Capital Group, Inc. 2 Legal Disclaimers The statements in this presentation that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, earnings per share, growth, run rates and impacts of COVID-19. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including its most recent reports on Form 10-K and Form 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements. This presentation is not a recommendation to buy or sell any of the Company's securities and shall not constitute an offer to purchase or the solicitation of an offer to sell any securities of the Company. The Tender Offer described herein is being made exclusively pursuant to an offer to purchase, the related letter of transmittal and other related materials filed as part of the Schedule TO-I the Company is filing with the Securities and Exchange Commission. The Tender Offer materials are being sent to holders of the Company's common stock. Holders may also obtain free copies of the Tender Offer materials online at the website of the SEC at www.sec.gov as exhibits to the Schedule TO-I or from the Company's information agent in connection with the Tender Offer.

Encore Capital Group, Inc. 3 Q3 2021 Highlights o Q3 performance driven by strong collections, particularly in our MCM business o Portfolio purchases were $168M at a purchase price multiple of 2.3x o Repurchased $88M of ECPG shares over the first three quarters of 2021, which includes $41M in Q3 o Accelerating capital return via $300M tender offer for ECPG shares

Encore Capital Group, Inc. 4 Recap - Our Financial Priorities o Preserve financial flexibility o Target leverage1 between 2.0x and 3.0x o Maintain a strong BB debt rating o Portfolio purchases at attractive returns o Strategic M&A o Share Repurchases Deliver strong ROIC through the credit cycle Balance Sheet Objectives Capital Allocation Priorities 1) Leverage defined as Net Debt / (LTM Adjusted EBITDA + LTM collections applied to principal balance), which we also refer to as our Leverage Ratio

Encore Capital Group, Inc. 5 Accelerating return of capital via $300 million tender offer Size / Format Up to $300 million / Modified “Dutch Auction” Price No less than $52.00 and no greater than $60.00 Launch Date November 4, 2021 Expiration Date1 December 2, 2021 o Consistent with our balance sheet objectives and capital allocation priorities, we are returning capital to shareholders o Significant leverage reduction in 2021 (from 2.4x in Q4 2020 to 1.8x in Q3 2021) allows for an acceleration of capital return o Even with a fully subscribed tender offer, leverage would remain at the bottom of our target range of 2.0-3.0x o Our multi-year share repurchase plan is not reduced by the tender offer and has $212 million still available after Q3 repurchases o We have ample liquidity and capital to invest in portfolio purchases as supply expected to increase 1 unless tender offer is extended or terminated.

Encore Capital Group, Inc. 6 Our Business and Our Strategy o Purchase NPL portfolios at attractive cash returns o Focus on the consumer and ensure the highest level of compliance o Meet or exceed collection expectations o Maintain efficient cost structure o Minimize cost of funding o Market Focus o Competitive Advantage o Balance Sheet Strength Our Business Our Strategy

Encore Capital Group, Inc. 7 Market Focus: Q3 for MCM characterized by continued strong collections MCM Collections by Channel (in $M) and Cost-to-Collect 39.8% 36.9% 35.4% 0 250 500 Q3 2019 Q3 2020 Q3 2021 Call Center & Digital Legal Collections Collection Agencies Cost-to-Collect 407 391 331 57% 63% 58% 43% 36% 42% o MCM collections of $407M grew 4% compared to Q3 2020 o Legal channel collections grew compared to Q3 2020 as courts have reopened o Portfolio purchases totaled $102M in the U.S. with a purchase price multiple of 2.4x, reflecting our disciplined purchasing and superior collections effectiveness o Fully prepared to implement long-awaited CFPB industry rules in November MCM (U.S.) Business

Encore Capital Group, Inc. 8 Market Focus: Cabot delivered solid performance in the third quarter Cabot Collections (in $M) and Cost-to-Collect 29.0% 28.1% 31.0% 0 Q3 2019 Q3 2020 Q3 2021 Collections Cost-to-Collect 155 141 150 o Quarterly collections of $155M grew 10% compared to Q3 2020 o 12% increase in legal channel collections compared to Q3 2020 led to higher cost-to-collect in the quarter o Portfolio purchases of $66M were higher than in Q3 2020; YTD 2021 purchases totaled $197M o Higher pricing and continued low delinquency rates tempered our purchases Cabot (Europe) Business

Encore Capital Group, Inc. 0 200 400 600 800 1,000 1,200 1,400 1,600 FY 2018 FY 2019 FY 2020 LTM Q3 2021 Adjusted EBITDA Collections applied to principal balance 9 Competitive Advantage: Continued strong cash generation Adjusted EBITDA + Collections applied to principal balance (in $M) o Our cash generation is driven by our operational efficiency and portfolio resilience o LTM Q3 2021 cash generation2 up 15% versus LTM Q3 2020 1 1) See appendix for reconciliation of Adjusted EBITDA to GAAP net income. 2) Cash generation defined as Adjusted EBITDA + collections applied to principal balance.

Encore Capital Group, Inc. 10 Competitive Advantage: We expect to deliver strong returns through the credit cycle 10.1% 10.8% 12.5% 15.2% -1% 1% 3% 5% 7% 9% 11% 13% 15% 17% FY 2018 FY 2019 FY 2020 LTM Q3 2021 Pre-Tax Return on Invested Capital1 ROIC is an important measure of our overall performance 1) See appendix for calculation of Pre-Tax ROIC (Return on Invested Capital). 2) Statements made about historical ROIC performance and comparisons to peers relate to the debt buying industry in the United States and Europe and are based on LTM performance for the most recent reported quarter.

Encore Capital Group, Inc. Target Leverage Range 11 Balance Sheet Strength: Strong cash generation and reduced borrowings in Q3 drove a further reduction in our leverage ratio 4.3x 3.4x 2.7x 2.0x2.8x 2.7x 2.4x 1.8x 0 1 2 3 4 5 6 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Debt/Equity Leverage Ratio1 Leverage 1) Leverage Ratio defined as Net Debt / (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for reconciliation of Net Debt to GAAP Borrowings and Adjusted EBITDA to GAAP net income. 1

Encore Capital Group, Inc. 12 Detailed Financial Discussion

Encore Capital Group, Inc. 13 Q3 2021 Key Financial Measures Q3 2021 vs. Q3 2020 Collections $567M +5% Revenues $413M +2% Portfolio Purchases $168M -1% ERC1 $7.88B -7% Operating Expenses $246M -6% GAAP Net Income2 $84M +53% GAAP EPS $2.66 +55% LTM Pre-Tax ROIC3 15.2% +250 bps Leverage Ratio4 1.8x -0.6x 1) 180-month Estimated Remaining Collections 2) Attributable to Encore 3) See appendix for calculation of LTM Pre-Tax ROIC (Return on Invested Capital) 4) Leverage Ratio defined as Net Debt / (LTM Adjusted EBITDA + LTM collections applied to principal balance) Q3 2021 GAAP net income included: o $16M ($0.51/share) loss, after tax, related to sale of investment in Colombia and Peru Q3 2020 GAAP net income included: o $19M ($0.59/share) of expenses, after tax, related to establishing new global funding structure o $15M ($0.47/share) of CFPB settlement fees

Encore Capital Group, Inc. 14 Collections of $567M were 5% higher than Q3 last year 1) Includes collections only related to portfolios purchased prior to 12/31/2020. U.S. collections were at 126% and Europe collections were at 103% of our 12/31/2020 ERC forecast, respectively. Collections by Geographic Location (in $M) 0 100 200 300 400 500 600 201 9 202 0 202 0 202 1 202 0 202 1 202 0 202 1 Q4 Q1 Q2 Q3 United States Europe Other 537 606 612 567 499 527 508 540 Year-to-date global collections1 through Q3 2021 were 118% of our 12/31/2020 ERC forecast

Encore Capital Group, Inc. 15 Revenues of $413M were 2% higher than Q3 last year Revenues by Geographic Location (in $M) 0 100 200 300 400 201 9 202 0 202 0 202 1 202 0 202 1 202 0 202 1 Q4 Q1 Q2 Q3 United States Europe Other 383 417 428 413 348 289 426 404

Encore Capital Group, Inc. 16 ERC of $7.9B lower by 7% compared to Q3 last year 1) Q3 2019 ERC of $7,298M as reported did not include $77M of ERC related to Encore’s real estate-owned (REO) business. Total Estimated Remaining Collections1 (in $M) 0 2,000 4,000 6,000 8,000 Q3 2019 Q3 2020 Q3 2021 United States Europe Other Geographies REO 7,374 7,879 8,460

Encore Capital Group, Inc. 17 We further strengthened our diversified funding structure in Q3 We amended our global senior facility in Q3 to reduce LIBOR and EURIBOR floors to zero and extend the maturity from 2024 to 2025 Debt Maturity Profile at September 30, 2021 (in $M) 405 404 817 150 173 100 186 472 10 189 212 29 1,163 404 817 2021 2022 2023 2024 2025 2026 2027 2028 Note: At 09/30/2021, LTV Ratio (loan-to-value) = 35.7% (72.5% covenant), FCCR (Fixed Charge Coverage Ratio) = 10.7x (2.0x covenant). Each as calculated under our Senior Secured Note indentures. Note: Statements regarding “$700m of available liquidity subsequent to a fully subscribed tender offer” are calculated based on $864M of available capacity under Encore’s global senior facility plus $130M of non-client cash and cash equivalents (each as of 9/30/2021) less $300M, reflecting a fully subscribed tender offer. As of September 30, 2021, available capacity under Encore’s global senior facility was $864M, not including non- client cash and cash equivalents of $130M Bonds 58% Revolving Credit Facility 6% Private Placement Notes 4% Convertible Notes 15% Securitisation Facility 17%

Encore Capital Group, Inc. 18 Our Mission, Vision and Values Mission Creating pathways to economic freedom Vision We help make credit accessible by partnering with consumers to restore their financial health Values We Care We put people first and engage with honesty, empathy and respect We Find a Better Way We deliver our best in everything we do, find ways to make a positive difference, and achieve impactful results We are Inclusive and Collaborative We embrace our differences and work together to ensure every individual can thrive

Encore Capital Group, Inc. 19 Appendix

Encore Capital Group, Inc. 20 Key Financial Measures by Year 2018 2019 2020 Collections $1.97B $2.03B $2.11B Revenues $1.36B $1.40B $1.50B Portfolio Purchases $1.13B $1.00B $0.66B ERC1 $7.22B $7.83B $8.53B GAAP Net Income2 $116M $168M $212M GAAP EPS $4.06 $5.33 $6.68 Pre-Tax ROIC3 10.1% 10.8% 12.5% GAAP ROAE4 16.6% 18.2% 18.9% Leverage Ratio5 2.8x 2.7x 2.4x 1) 180-month Estimated Remaining Collections 2) Attributable to Encore 3) See appendix for calculation of Pre-Tax ROIC (Return on Invested Capital) 4) GAAP ROAE (Return on Average Equity) defined as GAAP net income / average stockholders’ equity 5) Leverage ratio defined as Net debt / (Adjusted EBITDA + collections applied to principal balance).

Encore Capital Group, Inc. 21 Key Financial Measures by Quarter 1) 180-month Estimated Remaining Collections 2) Attributable to Encore 3) See appendix for calculation of Pre-Tax ROIC (Return on Invested Capital) 4) LTM GAAP ROAE (Return on Average Equity) defined as LTM GAAP net income / average stockholders’ equity 5) Leverage ratio defined as Net debt / (LTM Adjusted EBITDA + LTM collections applied to principal balance). Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Collections $540M $537M $606M $612M $567M Revenues $404M $383M $417M $428M $413M Portfolio Purchases $170M $128M $170M $143M $168M ERC1 $8.46B $8.53B $8.31B $8.11B $7.88B GAAP Net Income2 $55M $37M $95M $97M $84M GAAP EPS $1.72 $1.17 $2.97 $3.07 $2.66 LTM Pre-tax ROIC3 12.7% 12.5% 15.8% 15.0% 15.2% LTM GAAP ROAE4 21.3% 18.9% 29.1% 23.7% 24.7% Leverage Ratio5 2.4x 2.4x 2.1x 1.9x 1.8x

Encore Capital Group, Inc. 22 Debt/Equity and Leverage Ratios at 03/31/18 at 06/30/18 at 09/30/18 at 12/31/18 Debt / Equity1 5.9x 5.7x 4.6x 4.3x Leverage Ratio2 3.2x 3.0x 2.9x 2.8x at 03/31/19 at 06/30/19 at 09/30/19 at 12/31/19 Debt / Equity1 4.1x 3.9x 3.7x 3.4x Leverage Ratio2 2.8x 2.7x 2.7x 2.7x at 03/31/20 at 06/30/20 at 09/30/20 at 12/31/20 Debt / Equity1 3.8x 3.2x 2.9x 2.7x Leverage Ratio2 2.6x 2.4x 2.4x 2.4x at 03/31/21 at 06/30/21 at 09/30/21 Debt / Equity1 2.5x 2.2x 2.0x Leverage Ratio2 2.1x 1.9x 1.8x 1. GAAP Borrowings / Total Encore Capital Group, Inc. stockholders’ equity 2. Leverage Ratio defined as Net Debt / (LTM Adjusted EBITDA + LTM collections applied to principal balance). See appendix for reconciliation of Net Debt to GAAP Borrowings and Adjusted EBITDA to GAAP net income.

Encore Capital Group, Inc. 23 Non-GAAP Financial Measures This presentation includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company has included information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning Adjusted Operating Expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. The Company has included Pre- Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. The Company has included Net Debt and Leverage Ratio as management uses these measures to monitor and evaluate its ability to incur and service debt. The Company has included impacts from foreign currency exchange rates to facilitate a comparison of operating metrics that are unburdened by variations in foreign currency exchange rates over time. Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income from Operations (used in Pre-Tax ROIC), Net Debt, Leverage Ratio and impacts from foreign currency exchange rates have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, income from operations and total operating expenses as indicators of the Company’s operating performance or liquidity. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this presentation a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Reconciliation of Adjusted EBITDA to GAAP Net Income

(Unaudited, in $ thousands) Twelve Months Ended

	12/31/2018	12/31/2019	12/31/2020
GAAP net income, as reported	**$ 109,736**	**$ 168,909**	**$ 212,524**
Interest expense	237,355	217,771	209,356
Loss on extinguishment of debt	2,693	8,989	40,951
Interest income	(3,345)	(3,693)	(2,397)
Provision for income taxes	46,752	32,333	70,374
Depreciation and amortization	41,228	41,029	42,780
CFPB settlement fees[1]	---	---	15,009
Stock-based compensation expense	12,980	12,557	16,560
Acquisition, integration and restructuring related expenses[2]	7,523	7,049	4,962
Loss on sale of Baycorp[3]	---	12,489	---
Goodwill impairment[3]	---	10,718	---
Net gain on fair value adjustments to contingent considerations[4]	(5,664)	(2,300)	---
Loss on derivative in connection with Cabot Transaction[5]	9,315	---	---
Expenses related to withdrawn Cabot IPO[6]	2,984	---	---
Adjusted EBITDA	**$ 461,557**	**$ 505,851**	**$ 610,119**
Collections applied to principal balance[7]	$ 759,014	$ 765,748	$ 740,350

1) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) The sale of Baycorp resulted in a goodwill impairment charge of $10.7 million and a loss on sale of $12.5 million during the year ended December 31, 2019. We believe the goodwill impairment charge and the loss on sale are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
5) Amount represents the loss recognized on the forward contract we entered into in anticipation of the completion of the Cabot Transaction. We adjust for this amount because we believe the loss is not indicative of ongoing operations; therefore, adjusting for this loss enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
7) For periods prior to January 1, 2020, amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) allowance charges or allowance reversals on receivable portfolios. For periods subsequent to January 1, 2020 amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue. For consistency with the Company debt covenant reporting, for periods subsequent to June 30, 2020, the collections applied to principal balance also includes proceeds applied to basis from sales of REO assets and related activities; prior period amounts have not been adjusted to reflect this change as such amounts were immaterial.

Encore Capital Group, Inc. 24

Reconciliation of Adjusted EBITDA to GAAP Net Income

(Unaudited, in $ thousands) Three Months Ended

	12/31/19	03/31/20	06/30/20	09/30/20	12/31/20	03/31/21	06/30/21	09/30/21
GAAP net income (loss), as reported	**$ 43,232**	**$ (10,579)**	**$ 130,784**	**$ 55,107**	**$ 37,212**	**$ 94,765**	**$ 96,787**	**$ 83,566**
Interest expense	53,515	54,662	50,327	52,974	51,393	46,526	44,159	40,874
Loss on extinguishment of debt	-	-	-	14,988	25,963	-	9,300	-
Interest income	(843)	(1,000)	(559)	(394)	(444)	(474)	(426)	(270)
Provision for income taxes	13,886	4,558	35,570	19,747	10,499	26,968	24,607	24,703
Depreciation and amortization	11,293	10,285	10,542	10,609	11,344	11,512	12,046	14,136
Stock-based compensation expense	3,145	4,527	4,778	3,884	3,371	3,405	5,651	3,847
Acquisition, integration and restructuring related expenses[1]	704	187	4,776	(23)	22	-	-	17,950
CFPB settlement fees[2]	-	-	-	15,009	-	-	-	-
Adjusted EBITDA	**$ 124,932**	**$ 62,640**	**$ 236,218**	**$ 171,901**	**$ 139,360**	**$ 182,702**	**$ 192,124**	**$ 184,806**
Collections applied to principal balance[3]	$ 189,434	$ 268,575	$ 106,921	$ 172,406	$ 192,448	$ 229,510	$ 224,074	$ 188,181

1) Amount represents acquisition, integration and restructuring related expenses, including the loss recognized on the sale of our investment in Colombia and Peru of $17.4 million during the three months ended September 30, 2021 and the loss on sale of our investment in Brazil of $4.8 million during the three months ended June 30, 2020. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.

3) For periods prior to January 1, 2020, amount represents (a) gross collections from receivable portfolios less the sum of (b) revenue from receivable portfolios and (c) allowance charges or allowance reversals on receivable portfolios. For periods subsequent to January 1, 2020 amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue. For consistency with the Company debt covenant reporting, for periods subsequent to June 30, 2020, the collections applied to principal balance also includes proceeds applied to basis from sales of REO assets and related activities; prior period amounts have not been adjusted to reflect this change as such amounts were immaterial. A reconciliation of "collections applied to investment in receivable portfolios, net" to "collections applied to principal balance" is available in the Form 10-Q for the period ending September 30, 2021.

Encore Capital Group, Inc.

25

Calculation of ROIC
Reconciliation of Adjusted Income from Operations

(in $ thousands) Last Twelve Months Ended

	LTM 12/31/2018	LTM 12/31/2019	LTM 12/31/2020
Numerator			
GAAP Income from operations	**$ 405,300**	**$ 446,345**	**$ 533,562**
Adjustments:[1]			
CFPB settlement fees[2]	---	---	15,009
Acquisition, integration and restructuring related expenses[3]	9,041	7,049	154
Amortization of certain acquired intangible assets[4]	8,337	7,017	7,010
Goodwill impairment[5]	---	10,718	---
Net gain on fair value adjustments to contingent considerations[6]	(5,664)	(2,300)	---
Expenses related to withdrawn Cabot IPO[7]	2,984	---	---
Adjusted income from operations	$ 419,998	$ 468,829	$ 555,735
Denominator			
Average net debt	$ 3,388,336	$ 3,429,624	$ 3,311,835
Average equity	695,811	922,547	1,122,741
Average redeemable noncontrolling interest	75,989	---	---
Total invested capital	$ 4,160,136	$ 4,352,171	$ 4,434,576
LTM Pre-tax ROIC	**10.1%**	**10.8%**	**12.5%**

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.
5) The sale of Baycorp resulted in a goodwill impairment charge during the year ended December 31, 2019. We believe the goodwill impairment charge is not indicative of ongoing operations, therefore adjusting for this expense enhances comparability to prior periods, anticipated future periods, and our competitors' results.
6) Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.
7) Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

Encore Capital Group, Inc.

26

Calculation of ROIC
Reconciliation of Adjusted Income from Operations

(in $ thousands) Last Twelve Months Ended

	LTM 09/30/2020	LTM 12/31/2020	LTM 03/31/2021	LTM 06/30/2021	LTM 09/30/2021
Numerator					
GAAP Income from operations	**$ 522,559**	**$ 533,562**	**$ 654,675**	**$ 609,269**	**$ 633,462**
Adjustments:[1]					
CFPB settlement fees[2]	15,009	15,009	15,009	15,009	---
Acquisition, integration and restructuring related expenses[3]	836	154	(33)	(1)	2,670
Amortization of certain acquired intangible assets[4]	6,866	7,010	7,232	7,326	7,409
Adjusted income from operations	$ 545,270	$ 555,735	$ 676,883	$ 631,603	$ 643,541
Denominator					
Average net debt	$3,274,692	$ 3,311,835	$ 3,181,033	$ 3,016,599	$ 2,967,800
Average equity	1,025,626	1,122,741	1,092,298	1,198,369	1,263,038
Total invested capital	$ 4,300,318	$ 4,434,576	$ 4,273,331	$ 4,214,968	$ 4,230,838
LTM Pre-tax ROIC	**12.7%**	**12.5%**	**15.8%**	**15.0%**	**15.2%**

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Encore Capital Group, Inc. 27

Reconciliation of Adjusted Income from Operations

(in $ thousands) Three Months Ended

	12/31/2019	03/31/2020	06/30/2020	09/30/2020	12/31/2020	03/31/2021	06/30/2021	09/30/2021
Numerator								
GAAP Income from operations	**$ 113,210**	**$47,202**	**$ 219,692**	**$ 142,455**	**$ 124,213**	**$ 168,314**	**$ 174,287**	**$ 166,647**
Adjustments:[1]								
CFPB settlement fees[2]	---	---	---	15,009	---	---	---	---
Acquisition, integration and restructuring related expenses[3]	704	187	(32)	(23)	22	---	---	2,648
Amortization of certain acquired intangible assets[4]	1,659	1,643	1,791	1,773	1,803	1,865	1,885	1,856
Adjusted income from operations	$ 115,573	$ 49,032	$ 221,451	$ 159,214	$ 126,038	$ 170,179	$ 176,172	$ 171,151
LTM Adjusted income from operations	$ 468,829	$ 403,718	$ 510,481	$545,270	$ 555,735	$ 676,883	$ 631,603	$ 643,541

1) Adjustments below are to adjust GAAP income from operations and accordingly do not include any amounts related to other income and expense.
2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
4) We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Encore Capital Group, Inc.

28

Encore Capital Group, Inc. 29 Reconciliation of Net Debt (in $ millions) Three Months Ended 03/31/21 06/30/21 09/30/21 GAAP Borrowings, as reported $ 3,152 $ 2,999 $2,796 Debt issuance costs and debt discounts 68 64 60 Cash & cash equivalents (185) (199) (158) Client cash1 23 24 28 Net Debt $ 3,058 $ 2,889 $ 2,727 03/31/19 06/30/19 09/30/19 12/31/19 GAAP Borrowings, as reported $ 3,593 $ 3,530 $ 3,429 $ 3,513 Debt issuance costs and debt discounts 79 73 75 73 Cash & cash equivalents (167) (169) (187) (192) Client cash1 25 24 22 25 Net Debt $ 3,530 $ 3,459 $ 3,340 $ 3,419 03/31/18 06/30/18 09/30/18 12/31/18 GAAP Borrowings, as reported $ 3,607 $ 3,530 $ 3,561 $ 3,491 Debt issuance costs and debt discounts 77 70 89 85 Cash & cash equivalents (217) (182) (205) (157) Client cash1 26 23 26 22 Net Debt $ 3,493 $ 3,442 $ 3,472 $ 3,440 03/31/20 06/30/20 09/30/20 12/31/20 GAAP Borrowings, as reported $ 3,404 $ 3,354 $3,252 $ 3,282 Debt issuance costs and debt discounts 69 63 107 92 Cash & cash equivalents (188) (294) (170) (189) Client cash1 19 21 20 20 Net Debt $ 3,304 $ 3,144 $ 3,209 $ 3,205 1) Client cash is cash that was collected on behalf of, and remains payable to, third party clients.

Reconciliation of Adjusted Operating Expenses related to Portfolio Purchasing and Recovery Business

(Unaudited, in $ thousands) Three Months Ended

	12/31/19	03/31/20	06/30/20	09/30/20	12/31/20	03/31/21	06/30/21	09/30/21
GAAP total operating expenses, as reported	**$ 234,584**	**$ 241,879**	**$ 206,341**	**$ 261,221**	**$ 258,397**	**$ 248,523**	**$ 253,448**	**$ 245,977**
Operating expenses related to non-portfolio purchasing and recovery business[1]	(42,373)	(41,489)	(42,386)	(54,001)	(45,054)	(42,653)	(43,267)	(47,088)
CFPB settlement fees[2]	---	---	---	(15,009)	---	---	---	---
Stock-based compensation expense	(3,145)	(4,527)	(4,778)	(3,884)	(3,371)	(3,405)	(5,651)	(3,847)
Acquisition, integration and restructuring related expenses[3]	(704)	(187)	32	23	(22)	---	---	---
Adjusted operating expenses related to portfolio purchasing and recovery business	**$ 188,362**	**$ 195,676**	**$ 159,209**	**$ 188,350**	**$ 209,950**	**$ 202,465**	**$ 204,530**	**$ 195,042**

1) Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.
2) Amount represents a charge resulting from the Stipulated Judgment with the CFPB. We have adjusted for this amount because we believe it is not indicative of ongoing operations; therefore, adjusting for it enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amount represents acquisition, integration and restructuring related operating expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

Encore Capital Group, Inc.

30

Encore Capital Group, Inc. 31 Beginning in Q1 2020, Cost-to-Collect includes 100% of court costs, bringing Encore into alignment with the industry 1) Cost-to-Collect = Adjusted operating expenses / collections. See appendix for reconciliation of Adjusted operating expenses to GAAP. 37.8% 39.1% 37.1% 33.4% 31.3% 33.4% 34.9% 34.4% 201 9 202 0 202 0 202 1 202 0 202 1 202 0 202 1 Q4 Q1 Q2 Q3 Overall Cost-to-Collect1 Location Q3 2020 CTC Q3 2021 CTC United States 36.9% 35.4% Europe 28.1% 31.0% Other 55.6% 58.7% Encore total 34.9% 34.4%

Encore Capital Group, Inc. 32 Impact of Fluctuations in Foreign Currency Exchange Rates Note: Constant Currency figures are calculated by employing Q3 2020 foreign currency exchange rates to recalculate Q3 2021 results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC and debt, which are calculated using the changes in the period-ending exchange rates. Management refers to operating results on a constant currency basis so that the operating results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's operating performance. Constant currency financial results are calculated by translating current period financial results in local currency using the prior period’s respective currency conversion rate. Certain foreign subsidiaries’ local currency financial results in our calculation include the translation effect from their foreign operating results. (Unaudited, in $ millions, except per share amounts) Three Months Ended 09/30/21 As Reported Constant Currency Collections $567 $557 Revenues $413 $406 ERC2 $7,879 $7,762 Operating Expenses $246 $241 GAAP Net Income1 $84 $82 GAAP EPS1 $2.66 $2.61 Borrowings2 $2,796 $2,754 1. Attributable to Encore 2. At September 30, 2021

Encore Capital Group, Inc. 33 Cash Collections and Revenue Reconciliation 567 490 316 -77 -174 0 100 200 300 400 500 600 Cash Collections Recoveries Above Forecast (Over Performance) Expected Cash Collections Portfolio Amortization Revenue from Receivable Portfolios Q3 2021 Collections and Revenue Reconciliation (in $M) $567M Cash Collections from debt purchasing business in Q3 $77M Recoveries Above Forecast, cash collections in excess of Expected Cash Collections for Q3 $490M Expected Cash Collections, equal to the sum of Q2 ERC plus expected collections from portfolios purchased in Q3 $174M Portfolio Amortization $316M Revenue from Receivable Portfolios (further detailed on the next slide) A A C CB D E B D E * For simplicity, amounts reported above do not include the immaterial impacts of put-backs and recalls, which were ~$1.7m for the three months ended September 20, 2021.

Encore Capital Group, Inc. 34 Components of Debt Purchasing Revenue 316 382 +77 -11 0 50 100 150 200 250 300 350 400 450 Revenue from Receivable Portfolios Recoveries Above Forecast (Over Performance) Changes in Expected Future Period Recoveries Debt Purchasing Revenue Q3 2021 Debt Purchasing Revenue (in $M) 1. Revenue from Receivable Portfolios is revenue from expected collections and is a formulaic calculation based on the investment in receivable balance and an effective interest rate (EIR) that is established at the time of the purchase of each portfolio. 2. Changes in Recoveries is the sum of B + G 3. Recoveries Above Forecast is the amount collected as compared to forecast for the period and represents over/under performance for the period. Colloquially referred to as “cash-overs” or “cash-unders”. 4. Changes in Expected Future Period Recoveries1 is the present value of changes to future ERC, which generally consists of: o Collections “pulled forward from” or “pushed out to” future periods (amounts either collected early or expected to be collected later); and o Magnitude and timing changes to estimates of expected future collections (which can be increases or decreases) 5. Debt Purchasing Revenue is the sum of E + F Debt Purchasing Revenue in the Financial Statements +66 Changes in Recoveries E B G H E B G H 1) References within our reporting to Collections Applied to Principal primarily reflects the aggregate of Changes in Future Period Recoveries plus Portfolio Amortization F F